Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

First Amendment dated as of May 16, 2016 (this “Amendment”) to that certain Employment Agreement dated as of December 31, 2015 by and between Steven Madden, Ltd., a Delaware corporation (the “Company”) and Edward R. Rosenfeld (the “Executive”), as amended.

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of December 31, 2015 (the “Original Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Original Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Effective as of the date of this Amendment, the Original Agreement is amended by the deletion of the first sentence of Section 9.6(a) in its entirety and the insertion of the following sentence in lieu thereof:

“In the event that during the period commencing 90 days prior to a Change of Control (as hereinafter defined) and ending 180 days after a Change of Control, the Executive’s employment with the Company is terminated by the Company (other than for death, Total Disability or Cause) or by the resignation of the Executive for Good Reason, the Executive shall receive in cash, within ten days of the date of termination or resignation of employment, an amount equal to two and one-half (2.5) times the sum of (i) the annual Base Salary to which the Executive was entitled under Section 4.1 as of the date of termination or resignation of employment plus (ii) the average cash bonus received by the Executive for the preceding three-year period ending on the last previous December 31st.”

2.	As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.
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 IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement on the date first set forth above.

Steven Madden, Ltd.

By:	/s/ Arvind Dharia
Name:	Arvind Dharia
Title:	Chief Financial Officer

/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
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